Exhibit 10.3

second AMENDED AND RESTATED
SUBSCRIPTION AGREEMENT

THIS SECOND AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effectively as of July 25, 2024 (the “Effective Date”), by, between and among Polar Multi-Strategy Master Fund (the “Investor”), Perception Capital Corp. III f/k/a Portage Fintech Acquisition Corporation, a Cayman Islands exempted company (“SPAC”) and Perception Capital Partners IIIA, LLC, a Delaware limited liability company (“Sponsor”), and amends and restates the first Amended and Restated Subscription Agreement entered into by Investor, SPAC and Sponsor dated March 11, 2023 (the “First Amended and Restated Agreement”), which amended and restated the Subscription Agreement entered into by Investor, SPAC and Sponsor dated August 1, 2023. Investor, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on July 23, 2021, initially with 24 months to complete an initial business combination (the “De- SPAC”);

WHEREAS, on July 21, 2023 SPAC held an extraordinary general meeting during which SPAC’s shareholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from July 23, 2023 to July 23, 2024;

WHEREAS, on February 6, 2024, SPAC entered into a business combination agreement with RBio Energy Corporation (“RBio”), Perception RBio Merger Sub (“Merger Sub”) and RBio Energy Holdings Corp. (“NewPubco”), pursuant to which (i) the holders of the common stock of RBio will exchange all of their shares of common stock for shares of common stock of NewPubco, as a result of which, RBio will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into SPAC, with SPAC surviving such merger as a wholly-owned subsidiary of NewPubco;

WHEREAS, on June 28, 2024, SPAC held an extraordinary general meeting during which SPAC’s shareholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from July 23, 2024 to April 23, 2025;

WHEREAS, as of the date of this Agreement, SPAC has not completed the De-SPAC;

WHEREAS, Sponsor is seeking to raise up to $1,500,000 from existing SPAC investors which in turn have been and will be loaned by the Sponsor to either the SPAC to cover working capital expenses (“SPAC Loan”) or to RBio to cover RBio expenses (the “RBio Loan” and collectively with the SPAC Loan, the “Sponsor Loans”);

WHEREAS, pursuant to the terms and conditions of this Agreement, Investor has agreed to fund up to $1,500,000 (the “Investor Capital Contribution”);

WHEREAS, as of the date of this Agreement, Investor has funded $1,300,000 of the Investor Capital Contribution (the “Initial Contributions”) pursuant to and in accordance with the terms of the First Amended and Restated Agreement;

WHEREAS, the Parties hereto now wish to amend and restate the First Amended and Restated Agreement in the form of this Agreement to (i) amend the terms as to when the Investor Capital Contribution must be repaid and (ii) certain other amendments to the First Amended and Restated Agreement as detailed below;

WHEREAS, either or both of the SPAC and RBio are required to pay the aggregate principal under the Sponsor Loans to Sponsor on or before the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Section 2.4 below, and the Investor will be entitled to receive such proceeds received by the Sponsor; and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I
AMENDMENT AND RESTATEMENT

1.1. On and from the date hereof, the terms and provisions of the First Amended and Restated Agreement are hereby amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to, and shall not constitute a novation, payment or termination of the obligations under the First Amended and Restated Agreement. Without double counting, the Initial Contributions made and obligations of the Sponsor and SPAC relating to the Initial Contributions, including but not limited to the obligation to make the Return of Capital Payment relating to the Initial Contributions and to transfer the Subscription Shares due pursuant to Sections 2.3 and 2.4 of the First Amended and Restated Agreement in connection with the Initial Contributions to the Investor at the closing of a De-SPAC transaction, shall continue and be in full force and effect as amended by the provisions hereof.

Article II
SUBSCRIPTION AND SPAC LOAN

2.1. Capital Calls. From time to time, either the SPAC or RBio will request funds from the Sponsor for working capital purposes (each a “Drawdown Request”). On at least five (5) calendar days’ prior written notice (“Capital Notice”) the Sponsor may request a drawdown from the Investor against the Investor Capital Contribution in order to meet the Sponsor’s commitment to the either the SPAC or RBio under a Drawdown Request (each a “Capital Call”) subject to the following conditions:

2.1.1. The Capital Notice to the Investor shall include (i) the total amount requested by either the SPAC or RBio under the Drawdown Request and (ii) the amount being called from the Investor.

2.1.2. The aggregate amount of the Capital Calls shall not exceed the Investor Capital Contribution.

2.1.3. The Initial Capital Contributions were called by the Sponsor and funded by the Investor prior to the date hereof.

2.1.4. A Capital Call of up to $200,000 may be called after the date hereof; provided however, that prior to Investor’s funding of such Capital Call, Sponsor and RBio shall amend the RBio Loan in a manner expressly approved by Investor, with such amendment providing, among other items, that Investor shall be a third-party beneficiary to the RBio Loan, entitled to enforce the obligations of RBio to repay the RBio Loan to the Sponsor.

For greater certainty, no Capital Calls may be made after the termination or expiry of this Agreement.

2.2. [Reserved]

2.3. Subscription. In consideration of the Capital Call(s) funded hereunder, SPAC will issue to the Investor 0.9 shares of the SPAC’s Class A Ordinary Shares for each dollar the Investor funds pursuant to the Capital Call(s) hereunder at the close of the business combination (“Subscription Shares”). The Subscription Shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the De-SPAC Closing or (ii) if no such registration statement is filed in connection with the De-SPAC Closing, shall promptly be registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

2.4. Return of Capital. Unless otherwise deferred with the written consent of the Investor, the Sponsor Loans be repaid by the SPAC or RBio by September 26, 2024. Upon any receipt of proceeds up to the aggregate total of the Investor Capital Contribution(s) from either the SPAC or RBio to the Sponsor, such proceeds will be paid to the Investor as a return of capital within two (2) business days of the date of such receipt. Notwithstanding anything to the contrary in this Agreement, the Sponsor shall pay to Investor as a return of capital an amount equal to the Investor Capital Contribution(s) no later than September 30, 2024 (the “Return of Capital Date”). The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the full amount of the Investor Capital Contribution has been returned and paid to the Investor. The SPAC and Sponsor shall be jointly and severally obligated for such repayment. The Investor may elect at the time of such repayment to receive such payments in cash or shares of SPAC Class A Ordinary Shares at a rate of 1 SPAC Class A Ordinary Share for each $10 of then outstanding, unpaid Investor Capital Contribution previously funded by the Investor. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or SPAC’s cash accounts, including any amounts repaid to the Sponsor by RBio under the RBio Loan, and not including the SPAC’s trust account, will be paid to the Investor within five (5) days of the liquidation. For the avoidance of doubt, under no event shall the officers, directors, members or controlling persons of the Sponsor have any personal obligations or liability hereunder.

2.5. Default. In the event that Sponsor or SPAC defaults in its obligations under Section 2.3 and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor and SPAC (the “Default Date”), Sponsor shall immediately transfer to Investor 0.1 SPAC Class A Ordinary Shares or Class B Ordinary Shares owned by the Sponsor as determined by the Sponsor (the “Sponsor Shares”) for each $1.00 of Investor Capital Contribution the Investor has funded on the Default Date and shall transfer to the Investor an additional 0.1 Sponsor Shares for each $1.00 of Investor Capital Contribution the Investor has funded each month thereafter, until the default is cured; provided however, that in no event will Sponsor transfer any Sponsor Shares to Investor that would result in Investor (together with any other persons whose beneficial ownership of SPAC’s Ordinary Shares would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC Ordinary Shares (“Transfer Limit”); provided further than any Sponsor Shares that were not transferred to Investor because the transfer of such shares would have exceeded the Transfer Limit shall be promptly transferred to Investor upon written request from Investor to extent that, at the time of such request, such transfer would no longer exceed the Transfer Limit. Notwithstanding the foregoing, in no event shall the maximum aggregate amount of Sponsor Shares transferred by Sponsor to Investor exceed 1,350,000 Sponsor Shares. Any such Sponsor Shares received pursuant to this Section 2.5 shall be added to the registration statement required by Section 2.2 of this Agreement if not then effective and if such registration statement has been declared effective, such Sponsor Shares shall be promptly registered, and in any event will be registered within 90 days.

In the event that Sponsor or SPAC defaults in its obligations under Section 2.4 of this Agreement, and in the event that such default continues for a period of five business days following written notice to the Sponsor and the SPAC (the “Section 2.4 Default Date”), (i) the amount to be repaid to Investor pursuant to Section 2.4 of this Agreement shall increase by $150,000 per month; until such default is cured; and (ii) the amount of Subscription Shares to issued to Investor pursuant to Section 2.3 of this Agreement shall be 1.5 shares of the SPAC’s Class A Ordinary Shares for each dollar the Investor funds pursuant to the Capital Call(s) hereunder; provided however, that in no event will SPAC issue any such shares to Investor that would result in Investor exceeding the Transfer Limit; provided further than any such shares that were not issued to Investor because the transfer of such shares would have exceeded the Transfer Limit shall be promptly issued to Investor upon written request from Investor to extent that, at the time of such request, such transfer would no longer exceed the Transfer Limit. In the event that Investor notifies Sponsor and SPAC of any default pursuant to this Section 2.4, Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor, other than in accordance with this Section 2.4, until such default is cured.

2.6. Wiring Instructions. Within five (5) calendar days of receiving a Capital Notice, Investor shall advance the Capital Call amount specified in the Capital Notice to Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided. For clarity, the aggregate amount of the Capital Calls funded under this Agreement will not exceed the Investor Capital Contribution.

2.7. Reimbursement. On the earlier of (i) the De-SPAC Closing or (ii) the return of any amount of the Investor Capital Contribution pursuant to Section 2.4 of this Agreement, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with this agreement not to exceed $10,000.

Article III
REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement that:

3.1. Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2. Acknowledgement. Each Party acknowledges and agrees that the Subscription Shares and Sponsor Shares (as defined herein) have not been registered under the Securities Act or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Subscription Shares and Sponsor Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Subscription Shares and Sponsor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the transaction and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that this subscription will not be treated as indebtedness for U.S. tax purposes.

3.3. Trust Waiver. Reference is made to the final prospectus of SPAC, dated as of July 20, 2021 and filed with the U.S. Securities and Exchange Commission (File No. 333-257185) on July 22, 2021 (the “Prospectus”). The Investor hereby represents and warrants that it has read the Prospectus and understands that SPAC has established a trust account in connection with its initial public offering (the “Trust Account”) containing the proceeds of the initial public offering and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the initial public offering (including without limitation interest accrued from time to time thereon) for the benefit of the SPAC’s public shareholders (including without limitation overallotment shares acquired by the SPAC’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC shares in connection with the consummation of a De-SPAC Closing or in connection with an extension of its deadline to consummate a De-SPAC Closing, (b) to the Public Shareholders if the SPAC fails to consummate a De-SPAC Closing within 36 months after the closing of the initial public offering, subject to extension by an amendment to the SPAC’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes or (d) to the SPAC after or concurrently with the consummation of a De-SPAC Closing. For and in consideration of the SPAC and the Sponsor entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither it nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including without any limitation any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the SPAC or its representatives, on the one hand, and the Investor or its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability, except as expressly provided in any future definitive transaction document between SPAC and the Investor or to the extent the SPAC completes a De-SPAC Closing and funds are released to the SPAC from the Trust Account in accordance with the terms of the trust agreement (collectively, the “Released Claims”). The Investor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that it or any of its affiliates may have against the Trust Account (including without limitation any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the SPAC or its representatives and will not seek recourse against the Trust Account (including without limitation any distributions therefrom) for any reason whatsoever (including without limitation for an alleged breach of this Agreement or any other agreement with the SPAC or its affiliates). The Investor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the SPAC, the Sponsor and their respective affiliates to induce the SPAC and the Sponsor to enter into this Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and its affiliates under applicable law. To the extent the Investor and its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to any Released Claims, which proceeding seeks, in whole or in part, monetary relief against the SPAC or its representatives, the Investor hereby acknowledge and agrees that the sole remedy of the Investor and its affiliates shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor and its affiliates (or any person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including without limitation any distributions therefrom) or any amounts contained therein. In the event the Investor or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Released Claims, which proceeding seeks, in whole or in part, relief against the Trust Account (including without limitation any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the Sponsor, the SPAC and their respective representatives, as applicable, shall be entitled to recover from the Investor and its affiliates the associated legal fees and costs in connection with any such action, in the event the Sponsor, the SPAC or their respective representatives, as applicable, prevails in such action or proceeding. This provision shall not be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.4. Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

●	Investor realizes that, unless subject to an effective registration statement, the Subscription Shares and Sponsor Shares cannot readily be sold as they will be restricted securities and therefore the Sponsor Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

●	Investor understands that, because SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Subscription Shares and Sponsor Shares, sales of the Subscription Shares and Sponsor Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months—i.e., that no sales of Subscription Shares and Sponsor Shares can be made pursuant to Rule 144 until at least 12 months after the De- SPAC; and SPAC has filed with the United States Securities and Exchange Commission, during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

●	Investor confirms and represents that it is able (i) to bear the economic risk of the Subscription Shares and Sponsor Shares, (ii) to hold the Subscription Shares and Sponsor Shares for an indefinite period of time, and (iii) to afford a complete loss of the Subscription Shares and Sponsor Shares; and

●	Investor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Subscription Shares and Sponsor Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

The SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Subscription Shares and Sponsor Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Subscription Shares and Sponsor Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

Article IV
MISCELLANEOUS

4.1. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.2. Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.3. No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.4. Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 2.3, the default provision set forth in Section 2.5 and the indemnity obligations set forth in Section 4.13.

4.5. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENTBY, AMONG OTHERTHINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.7. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.8. Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.9. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

	If to Investor:	If to SPAC or Sponsor:
	POLAR MULTI-STRATEGY MASTER FUND	PERCEPTION CAPITAL PARTNERS IIIA, LLC
c/o	Mourant Governance Services (Cayman)	PERCEPTION CAPITAL CORP. III
Limited 94 Solaris Avenue Camana Bay
	PO Box 1348	315 Lake St E. STE 301
	Grand Cayman KY1-1108	Wayzata, MN 55391
Cayman Islands
With a mandatory copy to
	With a mandatory copy to:	(which shall not constitute notice):
Polar Asset Management Partners Inc.
	16 York Street, Suite 2900	Faegre, Drinker, Biddle & Reath LLP
	Toronto, ON M5J 0E6	Attention: Steven Kennedy
	Attention: Legal Department, Ravi Bhat / Guy Barsheshet	E-mail: steven.kennedy@faegredrinker.com
E-mail: legal@polaramp.com / rbhat@polaramp.com / gbarsheshet@polaramp.com

4.10. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.11. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.12. Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.13. Indemnification. Subject to Section 4.4 of this Agreement, SPAC and Sponsor agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the SPAC, its Sponsors, or the Investor; provided that neither the SPAC nor Sponsor will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non appealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), SPAC and Sponsor shall jointly and severally will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC or Sponsor. The provisions of this paragraph shall survive the termination of this Agreement. For the avoidance of doubt, under no event shall the officers, directors, members or controlling persons of the Sponsor have any personal obligations or liability hereunder.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:
PERCEPTION CAPITAL CORP. III

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Chief Executive Officer

SPONSOR:
PERCEPTION CAPITAL PARTNERS IIIA, LLC

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Managing Member

INVESTOR:
POLAR MULTI-STRATEGY MASTER FUND
By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma /s/ Kirstie Moore
Name:	Andrew Ma / Kirstie Moore
Title:	COO / Legal Counsel